CORVU CORPORATION

                            EXHIBIT 22 TO FORM 10-SB



                       List of Subsidiaries of Registrant


Name of the Subsidiary                      Jurisdiction of Incorporation

CorVu Australasia Pty Ltd                   New South Wales, Australia

CorVu North America Inc.                    Minnesota, U.S.A.

CorVu Plc                                   England, Great Britain

Subsidiaries of CorVu Plc:
     CorVu Benelux B.V.                     Netherlands
     CorVu Deutschland GmbH                 Germany (in process of being formed)